UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GREENLAND ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Texas	39-4828593
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3400 East Bayaud Avenue, Suite 400

Denver, Colorado 80209

(Address of Principal Executive Offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Warrants to purchase Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

Registration Statement on Form S-1 (File No. 333-294995)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities To Be Registered

This registration statement relates to the registration with the Securities and Exchange Commission (the “Commission”) of Common Warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Warrants”), of Greenland Energy Company (the “Registrant”). The description of the Common Warrants being registered pursuant to this Form 8-A that is set forth under the heading “Description of Securities We Are Offering” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-294995), as initially filed with the Commission on April 10, 2026 and as subsequently amended (the “Registration Statement”), is incorporated by reference into this Form 8-A. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Pursuant to the instructions as to Exhibits of Form 8-A, the following have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Formation of Greenland Energy Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-294995)).
3.2	Amended and Restated Bylaws of Greenland Energy Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-294995)).
4.1	Form of Pre-funded Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-294995)).
4.2	Form of Common Stock Warrant Agreement and Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-294995)).

SIGNATURE

Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Greenland Energy Company

Date: April 27, 2026	By:	/s/ Robert B. Price
	Name:	Robert B. Price
	Title:	Chief Executive Officer

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